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                                                                    EXHIBIT 10.7


                                 AMENDMENT NO. 1
                                     TO THE
                   WESTERN ATLAS SUPPLEMENTAL RETIREMENT PLAN


         Pursuant to the provisions of Section 13 thereof, the Western Atlas Supplemental Retirement Plan as amended by restatement in its entirety effective as of November 13, 1997 (the "Plan") is hereby further amended in the following respects only:

         The Plan is hereby amended to add a new Section 21 immediately following Section 20 of the Plan to read as follows:

         Section 21 - Special Change of Control Provisions

         (a) Any provision of this Plan to the contrary notwithstanding, if a Participant is a party to a Change of Control Employment Agreement with the Parent (the "Agreement") or is a participant in the Western Atlas Inc. Executive Severance Plan (the "ES Plan") and such Participant's employment terminates under circumstances resulting in the payment of a lump sum amount to the Participant pursuant to Section 6(a)(i) of the Agreement or the receipt of Separation Benefits by such Participant under the ES Plan, then following such termination of employment each benefit payable under the Plan to or with respect to such Participant shall be determined and paid when otherwise due under the Plan without regard to any provision of the Plan relating to eligibility for the payment of such benefit that provides for or requires:

                  (i)      the consent of the Committee;

                  (ii) the entering into of a consulting agreement with the Company; or

                  (iii) a forfeiture of benefits because the Participant engages in or becomes employed by another enterprise which is directly or indirectly competitive with the Company or products (or services) in which it deals or proposes to deal, or the Participant violates the agreements described in Section 3, Section 5(a)(iii) or the terms of his consulting agreement, if any, with the Company.

         IN WITNESS WHEREOF, this Amendment has been executed as of the 18th day of February, 1998, to be effective as of January 1, 1998.

                              WESTERN ATLAS INTERNATIONAL INC.



                              By:        /s/ William H. Flores
                                        ----------------------------------------
                              Title:    Senior Vice President
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